Exhibit 99.1

Cerner Reports Third Quarter 2016 Results

KANSAS CITY, Mo. - November 1, 2016 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2016 third quarter that ended October 1, 2016.

Bookings in the third quarter of 2016 were $1.434 billion, slightly below the company's guidance range and down 10 percent from a difficult comparable in the third quarter of 2015 when bookings grew 44% year-over-year to an all-time high of $1.590 billion.

Third quarter revenue was $1.185 billion, an increase of 5 percent compared to $1.128 billion in the third quarter of 2015. Third quarter 2016 revenue was $15 million below the guidance range provided by the Company, but the lower revenue did not have a material impact on profitability, and Cerner's Adjusted Diluted Earnings Per Share were in-line with guidance.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, third quarter 2016 net earnings were $170.0 million and diluted earnings per share were $0.49. Third quarter 2015 GAAP net earnings were $147.3 million and diluted earnings per share were $0.42.

Adjusted Net Earnings for third quarter 2016 were $202.6 million, compared to $188.7 million of Adjusted Net Earnings in the third quarter of 2015. Adjusted Diluted Earnings Per Share were $0.59 in the third quarter of 2016, an increase of 9 percent compared to $0.54 of Adjusted Diluted Earnings Per Share in the year-ago quarter and within the Company's guidance range. Analysts' consensus estimate for third quarter 2016 Adjusted Diluted Earnings Per Share was $0.60.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other 2016 Third Quarter Highlights:

▪	Third quarter operating cash flow of $240.3 million.

▪
Third quarter Free Cash Flow of $56.5 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪	Third quarter days sales outstanding of 76 days, down from 85 days in the year-ago period.

▪	Total backlog of $15.471 billion, up 11 percent over the year-ago quarter.

"While Cerner's third quarter results were slightly below our expectations, they were still solid and included the second highest level of bookings in our history," said Zane Burke, Cerner President. "Our competitiveness remains strong and has been bolstered by over $2 billion of investments in research and development over the past four years. We believe these investments have strengthened our clinical, revenue cycle and population health solutions and position us for strong growth going forward."

Future Period Guidance

Cerner currently expects:

▪	Fourth quarter 2016 revenue between $1.225 billion and $1.300 billion.

▪	Fourth quarter 2016 Adjusted Diluted Earnings Per Share between $0.60 and $0.62.

▪	Fourth quarter 2016 new business bookings between $1.425 billion and $1.575 billion.

Preliminary Comments on 2017

Cerner is also providing preliminary comments on expected 2017 results. Note that these comments should be viewed as preliminary until the Company finalizes its financial plan and provides formal guidance when it reports fourth quarter results. Cerner currently expects 2017 revenue between $5.200 and $5.450 billion, with the midpoint of this range reflecting growth of 11 percent over 2016 expected results. Cerner currently expects 2017 Adjusted Diluted Earnings Per Share between $2.50 and $2.70 cents per share, with the midpoint reflecting 13 percent growth over 2016 expected results. Both the revenue and Adjusted Diluted Earnings Per Share guidance ranges include the current consensus estimates of $5.438 billion in revenue and $2.69 in Adjusted Diluted Earnings Per Share.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on November 1. On the call, Cerner will discuss its third quarter 2016 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, November 1 through 10:59 p.m. CT, November 4. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 96801101.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information and systems at more than 25,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients' clinical, financial and operational needs. Cerner's mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "expects", "guidance", "position", "believe", "estimate", "opportunity" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; the possibility of increased expenses, exposure to claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; material adverse resolution of legal proceedings; risks associated with our global operations; risks associated with fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; difficulties and operational and financial risks associated with successfully completing the integration of the Cerner Health Services (formerly Siemens Health Services) business into our business or the failure to realize the synergies and other benefits expected from the acquisition; risks inherent with business acquisitions and combinations and the integration thereof; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic or market conditions; managing growth in the new markets in which we offer solutions, health care devices or services; continuing to incur significant expenses relating to the integration of the Cerner Health Services business into Cerner; risks inherent in contracting with government clients; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; significant competition and our ability to respond to market changes and changing technologies; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended October 1, 2016 and October 3, 2015
(unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015

Revenues
System sales	$301,252	$325,084	$913,710	$899,762
Support, maintenance and services	861,085	783,878	2,561,474	2,295,075
Reimbursed travel	22,220	18,925	63,470	55,136
Total revenues	1,184,557	1,127,887	3,538,654	3,249,973

Margin
System sales	207,977	219,324	617,374	590,001
Support, maintenance and services	793,610	717,980	2,357,161	2,108,407
Total margin	1,001,587	937,304	2,974,535	2,698,408

Operating expenses
Sales and client service	512,671	465,881	1,534,763	1,349,498
Software development	136,755	132,814	405,451	398,536
General and administrative	87,071	98,705	267,232	329,061
Amortization of acquisition-related intangibles	22,865	24,550	68,104	67,311
Total operating expenses	759,362	721,950	2,275,550	2,144,406

Operating earnings	242,225	215,354	698,985	554,002

Other income (expense), net	(417)	317	3,734	(554)

Earnings before income taxes	241,808	215,671	702,719	553,448
Income taxes	(71,829)	(68,389)	(215,926)	(180,194)
Net earnings	$169,979	$147,282	$486,793	$373,254

Basic earnings per share	$0.50	$0.43	$1.44	$1.09

Basic weighted average shares outstanding	338,684	344,040	338,675	343,933

Diluted earnings per share	$0.49	$0.42	$1.41	$1.06

Diluted weighted average shares outstanding	344,817	351,364	344,917	351,891

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and nine months ended October 1, 2016 and October 3, 2015
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015

Operating earnings (GAAP)	$242,225	$215,354	$698,985	$554,002

Share-based compensation expense	20,350	20,177	61,132	57,081
Health Services acquisition-related amortization	20,668	21,425	60,050	57,915
Acquisition-related deferred revenue adjustment	4,902	9,100	15,808	30,300
Other acquisition-related adjustments	543	6,370	3,673	40,334
Voluntary separation plan expense	—	3,616	—	45,313

Adjusted Operating Earnings (non-GAAP)	$288,688	$276,042	$839,648	$784,945

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015

Net earnings (GAAP)	$169,979	$147,282	$486,793	$373,254

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	20,350	20,177	61,132	57,081
Health Services acquisition-related amortization	20,668	21,425	60,050	57,915
Acquisition-related deferred revenue adjustment	4,902	9,100	15,808	30,300
Other acquisition-related adjustments	543	6,370	3,673	40,334
Voluntary separation plan expense	—	3,616	—	45,313

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(13,801)	(19,244)	(43,233)	(75,447)

Adjusted Net Earnings (non-GAAP)	$202,641	$188,726	$584,223	$528,750

Diluted weighted average shares outstanding	344,817	351,364	344,917	351,891

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.59	$0.54	$1.69	$1.50

FREE CASH FLOW

(In thousands)	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015

Cash flows from operating activities (GAAP)	$240,349	$271,520	$822,374	$594,431
Capital purchases	(110,266)	(88,241)	(327,861)	(255,375)
Capitalized software development costs	(73,628)	(71,844)	(228,803)	(204,708)
Free Cash Flow (non-GAAP)	$56,455	$111,435	$265,710	$134,348

Cash flows from investing activities (GAAP)	$(257,614)	$(116,777)	$(695,595)	$(1,347,557)

Cash flows from financing activities (GAAP)	$71,306	$(184,802)	$(94,461)	$388,302

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, and (v) voluntary separation plan expense.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments (v) voluntary separation plan expense, and (vi) the income tax effect of the aforementioned items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015

Sales and client service	$10,752	$9,638	$30,935	$27,834
Software development	4,319	4,568	12,627	12,502
General and administrative	5,279	5,971	17,570	16,745
Total share-based compensation expense	$20,350	$20,177	$61,132	$57,081

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other acquisition-related adjustments - Consists of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. We exclude other acquisition-related adjustments as they are non-recurring charges, and we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Voluntary separation plan expense - Consists of expense associated with a voluntary separation plan available to associates for a specific time period in 2015. We exclude voluntary separation plan expense as we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of October 1, 2016 (unaudited) and January 2, 2016

(In thousands)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$431,497	$402,122
Short-term investments	261,185	111,059
Receivables, net	985,164	1,034,084
Inventory	19,705	15,788
Prepaid expenses and other	300,764	264,780
Total current assets	1,998,315	1,827,833

Property and equipment, net	1,476,126	1,309,214
Software development costs, net	690,972	562,559
Goodwill	848,452	799,182
Intangible assets, net	591,447	688,058
Long-term investments	143,859	173,073
Other assets	199,356	202,065
Total assets	$5,948,527	$5,561,984

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$219,531	$215,510
Current installments of long-term debt and capital lease obligations	36,619	41,797
Deferred revenue	308,713	278,443
Accrued payroll and tax withholdings	204,774	184,225
Other accrued expenses	58,423	57,891
Total current liabilities	828,060	777,866

Long-term debt and capital lease obligations	535,920	563,353
Deferred income taxes and other liabilities	292,769	324,516
Deferred revenue	13,743	25,865
Total liabilities	1,670,492	1,691,600

Shareholders' Equity:
Common stock	3,536	3,503
Additional paid-in capital	1,205,075	1,075,782
Retained earnings	3,944,636	3,457,843
Treasury stock	(790,465)	(590,390)
Accumulated other comprehensive loss, net	(84,747)	(76,354)
Total shareholders' equity	4,278,035	3,870,384
Total liabilities and shareholders' equity	$5,948,527	$5,561,984